Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate Redesignating Janus Real Return Allocation Fund is incorporated herein by reference to Exhibit (a)(41) to Post-Effective Amendment No. 179 to Janus Investment Fund registration statement on Form N-1A, filed on October 26, 2012; accession number 0000950123-12-012653 (File No. 2-34393).

Certificate of Establishment and Designation of Series and Share Classes (Janus Diversified Alternatives Fund) is incorporated herein by reference to Exhibit
(a)(42)  to   Post-Effective   Amendment  No.  182  to  Janus   Investment  Fund
registration statement on Form N-1A, filed on December 28, 2012; accession number 0000950123-12-014065 (File No. 2-34393).